UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2013

Titan Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27436	94-3171940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-244-4990

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Definitive Material Agreement.

Amendment to License Agreement

On July 2, 2013, Titan Pharmaceuticals, Inc. (the “Company”) and Braeburn Pharmaceuticals Sprl (“Braeburn”) entered into a second amendment (the “Amendment”) to the License Agreement dated December 14, 2012, as amended (the “Agreement”) primarily to establish and provide the parameters for a committee comprised of representatives of Titan and Braeburn responsible for and with the authority to make all decisions regarding the development and implementation of a strategic plan to seek approval from the U.S. Food and Drug Administration (“FDA”) of Probuphine® for subdermal use in the maintenance treatment of adult patients with opioid dependence, including development of the strategy for all written and oral communications with the FDA. The Amendment also makes Braeburn the primary contact for FDA communications regarding the Probuphine New Drug Application.

A copy of the Amendment is attached hereto as Exhibit 10.1 and the description thereof contained in this Current Report on Form 8-K is qualified in its entirety be reference to such exhibit.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment dated July 2, 2013 to License Agreement dated December 14, 2012 between Titan Pharmaceuticals, Inc. and Braeburn Pharmaceuticals Sprl

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 5, 2013	TITAN PHARMACEUTICALS, INC.

	By:	/s/ Sunil Bhonsle
		Name:	Sunil Bhonsle
		Title:	President

Exhibit Index

Exhibit No.	Description

10.1	Amendment dated July 2, 2013 to License Agreement dated December 14, 2012 between Titan Pharmaceuticals, Inc. and Braeburn Pharmaceuticals Sprl